EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT (1) (2) (3)

The subsidiary companies of The Goodyear Tire & Rubber Company at December 31, 2025, and the places of incorporation or organization thereof, are:

NAME OF SUBSIDIARY ---------------------------------	PLACE OF INCORPORATION OR ORGANIZATION ------------------------------
UNITED STATES
Celeron Corporation	Delaware
Cooper International Holding Corporation	Delaware
Cooper Tire Holding Company	Ohio
Cooper Tire & Rubber Company LLC	Delaware
Cooper Tire & Rubber Company Vietnam Holding, LLC	Delaware
Divested Atomic Corporation	Delaware
Divested Companies Holding Company	Delaware
Divested Litchfield Park Properties, Inc.	Arizona
Goodyear Export Inc.	Delaware
Goodyear Farms, Inc.	Arizona
Goodyear International Corporation	Delaware
Goodyear Western Hemisphere Corporation	Delaware
Laurelwood Properties, Inc.	Delaware
Max-Trac Tire Co., Inc.	Ohio
Raben Tire Co., LLC	Indiana
Retreading L, Inc.	Delaware
Retreading L, Inc. of Oregon	Oregon
Ridge Property NC, LLC	Delaware
T&WA, Inc.	Kentucky
Wingfoot Brands LLC	Delaware
Wingfoot Corporation	Delaware

NAME OF SUBSIDIARY ---------------------------------	PLACE OF INCORPORATION OR ORGANIZATION ------------------------------
INTERNATIONAL
C.A. Goodyear de Venezuela	Venezuela
+Compania Goodyear del Peru, S.A.	Peru
Cooper Global Holding Co., Ltd.	Barbados
Cooper International Rubber, Limited	Jamaica
Cooper (Kunshan) Tire Co., Ltd.	China
Cooper Tire Asia-Pacific (Shanghai) Trading Co.	China
Cooper Tire (China) Investment Co., Ltd.	China
Cooper Tire & Rubber Company (Barbados) Ltd.	Barbados
Cooper Tire & Rubber Company Brazil Ltda	Brazil
Cooper Tire & Rubber Company de Mexico S.A. de C.V.	Mexico
Cooper Tire & Rubber Company Europe Ltd.	England
Cooper Tyre & Rubber Company UK Limited	England
Corporacion de Occidente S.A. de C.V.	Mexico
Dunglaide Limited	England
Dunlop Tyres Limited	England
Easy Autocentres Limited	England
Fonds de Pension Goodyear ASBL	Luxembourg
G.I.E. Goodyear Mireval	France
Goodyear Amiens SAS	France
Goodyear Australia Pty Limited	Australia
Goodyear Austria GmbH	Austria
Goodyear Baltic OU	Estonia
Goodyear Belgium N.V.	Belgium
Goodyear Canada Inc.	Canada
Goodyear Costa Rica S.R.L.	Costa Rica
Goodyear Czech s.r.o.	Czech Republic
Goodyear Dalian Tire Company Ltd.	China
Goodyear Danmark A/S	Denmark
Goodyear de Chile S.A.I.C.	Chile
Goodyear de Colombia S.A.	Colombia
Goodyear do Brasil Produtos de Borracha Ltda	Brazil
Goodyear Dunlop Tyres UK (Pension Trustees) Limited	England
Goodyear Egypt L.L.C.	Egypt
Goodyear Europe B.V.	Netherlands
Goodyear Finland OY	Finland
Goodyear France SAS	France
Goodyear Germany GmbH	Germany
Goodyear Germany Manufacturing GmbH & Co. KG	Germany
Goodyear Hanau Manufacturing GmbH & Co. KG	Germany
Goodyear Hellas Single Member Industrial and Commercial Societe Anonyme	Greece
Goodyear Holdings Sarl	Luxembourg
Goodyear Hrvatska d.o.o.	Croatia
Goodyear Hungary Kft.	Hungary

NAME OF SUBSIDIARY ---------------------------------	PLACE OF INCORPORATION OR ORGANIZATION ------------------------------
INTERNATIONAL
+Goodyear India Ltd.	India
Goodyear Industrial Rubber Products Ltd.	England
Goodyear Italiana S.p.A.	Italy
+Goodyear Jamaica Limited	Jamaica
Goodyear Korea Company	South Korea
+Goodyear Lastikleri TAS	Turkey
+Goodyear Malaysia Berhad	Malaysia
Goodyear Middle East FZE	Dubai
Goodyear Nederland B.V.	Netherlands
Goodyear Norge A/S	Norway
Goodyear Operations S.A.	Luxembourg
Goodyear Operations Romania SrL	Romania
Goodyear Orient Company Private Limited	Singapore
+Goodyear Philippines, Inc.	Philippines
Goodyear Polska Sp. z.o.o.	Poland
Goodyear Portugal Unipessoal, Ltda	Portugal
Goodyear Regional Business Services Inc.	Philippines
Goodyear Retail Systems GmbH	Germany
Goodyear Romania S.r.L.	Romania
Goodyear Russia LLC	Russia
Goodyear S.A.	Luxembourg
Goodyear Serbia d.o.o.	Serbia
Goodyear Servicios Comerciales S. de R.L. de C.V.	Mexico
Goodyear (Shanghai) Trading Company Limited	China
Goodyear Slovakia s.r.o.	Slovakia
Goodyear Slovenija d.o.o.	Slovenia
Goodyear-SLP, S. de R.L. de C.V.	Mexico
Goodyear South Africa (Pty) Ltd.	South Africa
Goodyear South Asia Tyres Private Limited	India
Goodyear Suisse S.A.	Switzerland
Goodyear Sverige A.B.	Sweden
+Goodyear Taiwan Limited	Taiwan
Goodyear Technology Center India Pvt. Ltd.	India
+Goodyear (Thailand) Public Company Limited	Thailand
Goodyear Tire Management Company (Shanghai) Ltd.	China
Goodyear Tires Espana S.A.	Spain
Goodyear Tires Italia SpA	Italy
Goodyear Tyre and Rubber Holdings (Pty) Ltd.	South Africa
Goodyear Tyres (Australia) Pty Ltd.	Australia
Goodyear Tyres Ireland Ltd.	Ireland
Goodyear Tyres (NZ)	New Zealand
Goodyear Tyres Pty Ltd.	Australia
Goodyear Tyres UK Limited	England

NAME OF SUBSIDIARY ---------------------------------	PLACE OF INCORPORATION OR ORGANIZATION ------------------------------
INTERNATIONAL
Goodyear Tyres Vietnam LLC	Vietnam
Goodyear Ukraine LLC	Ukraine
Goodyear Ventech GmbH	Germany
Goodyear Versicherungsservice GmbH	Germany
GRIP Reifen und Rader GmbH	Germany
Hi-Q Automotive (Pty) Ltd.	South Africa
HiQ Holdings Limited	England
Kabushiki Kaisha Goodyear Aviation Japan	Japan
Kelly-Springfield Tyre Company Ltd.	England
Kettering Tyres Ltd.	England
Motorway Tyres & Accessories (UK) Limited	England
Neumaticos Goodyear S.r.L.	Argentina
Nippon Goodyear Kabushiki Kaisha	Japan
+P.T. Goodyear Indonesia Tbk	Indonesia
+Qingdao Ge Rui Da Rubber Co., Ltd.	China
Reifen Baierlacher GmbH	Germany
Reifen Burkhardt GmbH	Germany
RoadCloud OY	Finland
Saudi Goodyear Management Consulting Co.	Saudi Arabia
Snella Auto SAS	France
+Tire Company Debica S.A.	Poland
Total Tyres Australia Pty Ltd.	Australia
Tren Tyre Holdings (Pty) Ltd.	South Africa
Trentyre (Lesotho) (Pty) Ltd.	Lesotho
Trentyre (Pty) Ltd.	South Africa
Tyre Services Great Britain Limited	England
UK Tyres Lubricants Limited	England
Vulco Developpement S.A.	France
Vulco Truck Services SAS	France
Weeting Tyres Limited	England
Wingfoot Insurance Company Limited	Bermuda
WTL Suffolk Limited	England
WW Reifen GmbH	Germany
4 Fleet Group GmbH	Germany

(1)     Each of the subsidiaries named in the foregoing list conducts its business under its corporate name and, in a few instances, under a shortened form of its corporate name or in combination with a trade name.

(2)    Each of the subsidiaries named in the foregoing list is directly or indirectly wholly-owned by the Registrant, except that in respect of each of the following subsidiaries (marked by a plus preceding its name) the Registrant directly or indirectly owns the indicated percentage of such subsidiary’s equity capital: Compania Goodyear del Peru, S.A., 99.54%; Goodyear India Ltd., 74%; Goodyear Jamaica Limited, 60%; Goodyear Lastikleri TAS, 74.6%; Goodyear Malaysia Berhad, 51%; Goodyear Philippines, Inc., 88.54%; Goodyear Taiwan Limited, 94.22%; Goodyear (Thailand) Public Company Limited, 66.87%; P.T. Goodyear Indonesia Tbk, 85%; Qingdao Ge Rui Da Rubber Co., Ltd., 65%; and Tire Company Debica S.A., 87.25%.

(3)    Except for C.A. Goodyear de Venezuela and Wingfoot Corporation, at December 31, 2025, the Registrant did not have any majority owned subsidiaries that were not consolidated.